Exhibit 21.1

SUBSIDIARIES OF INNOPHOS, INC.

INNOPHOS CANADA, INC.

INNOPHOS MEXICO HOLDINGS, LLC

INNOPHOS MEXICANA S.A. DE C.V. (F/K/A RHODIA MEXICANA S.A. DE C.V.)

INNOPHOS TGI S. DE R.L. (F/K/A RHODIA TGI S.A. DE C.V.)

INNOPHOS FOSFATADOS DE MEXICO S. DE R.L. (F/K/A RHODIA FOSFATADOS DE MEXICO S.A. DE C.V.)

INNOPHOS SERVICIOS DE MEXICO S. DE R.L. (F/K/A RHODIA SERVICIOS DE MEXICO S.A. DE C.V.)

SUBSIDIARIES OF INNOPHOS MEXICO HOLDINGS, LLC

INNOPHOS MEXICANA S.A. DE C.V. (F/K/A RHODIA MEXICANA S.A. DE C.V.)

INNOPHOS TGI S. DE R.L. (F/K/A RHODIA TGI S.A. DE C.V.)

INNOPHOS FOSFATADOS DE MEXICO S. DE R.L. (F/K/A RHODIA FOSFATADOS DE MEXICO S.A. DE C.V.)

INNOPHOS SERVICIOS DE MEXICO S. DE R.L. (F/K/A RHODIA SERVICIOS DE MEXICO S.A. DE C.V.)